Exhibit 99.1

LIBERTY BROADBAND REPORTS
FIRST QUARTER 2025 FINANCIAL RESULTS

Englewood, Colorado, May 7, 2025 – Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) today reported first quarter 2025 results.

Headlines include(1):

●	From February 1, 2025 through April 30, 2025, Liberty Broadband received $300 million of proceeds from sale of 830 thousand Charter shares to Charter
●	Liberty Broadband issued a redemption notice for $860 million principal amount of its 3.125% exchangeable senior debentures due 2054 and expects to cash settle all exchanged debentures by May 2025
●	Fair value of Charter investment was $16.4 billion as of March 31st
●	Liberty Broadband on track to complete spin off of GCI business in the summer of 2025
●	In the first quarter, GCI(2) increased revenue 9% to $266 million, generated operating income of $56 million and grew Adjusted OIBDA(3) 23% to $111 million
●	GCI refinanced its credit facility, extending the maturity profile and raising a $450 million revolver and $300 million Term Loan A at attractive rates

Corporate Updates

On November 12, 2024, Liberty Broadband entered into a definitive agreement to be acquired by Charter. Holders of Liberty Broadband common stock will receive 0.236 of a share of Charter common stock per share of Liberty Broadband common stock held.

In each month until the completion of the proposed combination of Charter and Liberty Broadband, Charter will repurchase $100 million of its Class A common stock from Liberty Broadband, subject to certain conditions and timing adjustments, and, if necessary, will repurchase a greater amount or provide loans to Liberty Broadband, with such proceeds to be used by Liberty Broadband to satisfy certain of its debt obligations, provided that Charter’s share repurchases do not reduce Liberty Broadband’s ownership below 25.25%.

From February 1, 2025 through April 30, 2025, Liberty Broadband sold 830 thousand shares of Charter Class A common stock to Charter for total proceeds of $300 million. Such proceeds are to be used for debt service at Liberty Broadband within six months of receipt.

Balance Sheet

The following presentation is provided to separately identify cash and liquid investments, debt and public holdings of Liberty Broadband as of December 31, 2024 and March 31, 2025.

(amounts in millions)	12/31/2024	3/31/2025
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents(a):
GCI Holdings	$75	$149
Corporate and Other	154	416
Total Liberty Broadband Consolidated Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	$229	$565

Fair Value of Public Holdings in Charter(b)	$15,524	$16,386

Debt:
Senior Notes(c)	$600	$600
Senior Credit Facility	447	454
Tower Obligations and Other(d)	80	79
Total GCI Holdings Debt	$1,127	$1,133
GCI Leverage(e)	3.1x	2.8x

Charter Margin Loan	$790	$790
3.125% Exchangeable Senior Debentures due 2053(f)	965	965
3.125% Exchangeable Senior Debentures due 2054(f)	860	860
Total Corporate Level Debt	$2,615	$2,615

Total Liberty Broadband Debt	$3,742	$3,748
Fair market value adjustment and deferred loan costs	90	140
Tower obligations and finance leases (excluded from GAAP Debt)	(76)	(75)
Total Liberty Broadband Debt (GAAP)	$3,756	$3,813

Other Financial Obligations:
Preferred Stock(g)	180	180

a)	Includes $1 million of restricted cash at GCI as of both December 31, 2024 and March 31, 2025 and $65 million and $338 million of restricted cash at Liberty Broadband as of December 31, 2024 and March 31, 2025, respectively. Liberty Broadband restricted cash consists of proceeds from Charter share sales to be used towards debt service.
b)	Represents fair value of the investment in Charter as of December 31, 2024 and March 31, 2025.
c)	Principal amount of Senior Notes.
d)	Includes the Wells Fargo Note Payable and current and long-term obligations under tower obligations and finance leases.
e)	As defined in GCI's credit agreement.
f)	Principal amount of Exchangeable Senior Debentures exclusive of fair market value adjustments.
g)	Liquidation value of preferred stock. Preferred stock has a 7% coupon, $25 per share liquidation preference plus accrued and unpaid dividends and 1/3 vote per share. The redemption date is the first business day following March 8, 2039. The preferred stock is considered a liability for GAAP purposes.

Liberty Broadband cash and restricted cash increased $336 million in the first quarter primarily due to proceeds from Charter share sales. GCI cash increased $74 million in the first quarter as cash from operations exceeded capital expenditures (net of grant proceeds).

Liberty Broadband debt increased modestly in the first quarter due to net borrowing in connection with GCI’s senior credit facility refinancing. In March 2025, GCI refinanced the existing $550 million revolving credit facility due October 2026 with a new $450 million revolving credit facility maturing in March 2030 and the existing $250 million Term Loan A due October 2027 with a new $300 million Term Loan A maturing in March 2031. As of March 31, 2025, GCI’s credit facility has undrawn capacity of $292 million (net of letters of credit), and GCI’s leverage as defined in its credit agreement is 2.8x. There is $1,150 million of available capacity under the Charter margin loan.

In March 2025, at the request of Charter, Liberty Broadband issued a redemption notice for all of its 3.125% exchangeable senior debentures due 2054 for cash. The 3.125% exchangeable senior debentures due 2054 were either redeemed in April 2025 or exchanged in March 2025 (with such exchanges expected to be settled in May 2025 using cash on hand and incremental borrowings under the Charter margin loan).

GCI Operating and Financial Results

	1Q24	1Q25	% Change
(amounts in millions, except operating metrics)
GCI Consolidated Financial Metrics
Revenue
Consumer	$117	$121	3%
Business	128	145	13%
Total revenue	$245	$266	9%

Operating income	$37	$56	51%
Operating income margin (%)	15.1%	21.1%	600	bps

Adjusted OIBDA(a)	$90	$111	23%
Adjusted OIBDA margin(a) (%)	36.7%	41.7%	500	bps

GCI Consumer
Financial Metrics
Revenue
Data	$60	$61	2%
Wireless	47	50	6%
Other	10	10	—%
Total revenue	$117	$121	3%
Operating Metrics
Data:
Cable modem subscribers(b)	159,800	155,800	(3)%
Wireless:
Lines in service(c)	199,000	202,300	2%

GCI Business
Financial Metrics
Revenue
Data	$108	$128	19%
Wireless	12	10	(17)%
Other	8	7	(13)%
Total revenue	$128	$145	13%

a)	See reconciling schedule 1.
b)	A cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased. If one entity purchases multiple cable modem service access points, each access point is counted as a subscriber. Data cable modem subscribers as of March 31, 2025 include 1,000 subscribers that were reclassified from GCI Business to GCI Consumer subscribers in the first quarter of 2025 and are not new additions.
c)	A wireless line in service is defined as a wireless device with a monthly fee for services. Wireless lines in service as of March 31, 2025 include 3,700 lines that were reclassified from GCI Business to GCI Consumer lines in the first quarter of 2025 and are not new additions.

Unless otherwise noted, the following discussion compares financial information for the three months ended March 31, 2025 to the same period in 2024.

GCI revenue increased 9% in the first quarter. Consumer revenue increased 3% driven primarily by growth in rural wireless, including subsidies that support high cost areas. Business revenue increased 13% driven by the continued strong upgrade cycle in schools and healthcare corporations in remote Alaska which began in the third quarter of 2024.

Operating income increased $19 million and Adjusted OIBDA increased $21 million in the first quarter in line with higher revenue and decreased operating expenses, partially offset by increased selling, general and administrative expenses. Operating expenses decreased primarily due to lower distribution costs for healthcare, education and consumer customers, some of which related to temporary cost savings from a fiber break on a third party network in which GCI uses capacity. Selling, general and administrative expenses grew due to increases in labor-related and software subscription costs.

In the first quarter, GCI spent $49 million, net, on capital expenditures. Capital expenditure spending was related primarily to improvements to the wireless and data networks in rural Alaska. GCI's net capital expenditures for the full year 2025 are expected to be approximately $250 million related to additional investments in middle and last mile connectivity, with continued network expansion in GCI’s most important markets in rural Alaska including the Bethel and AU-Aleutians fiber projects. A significant portion of the increased capital expenditures in 2025 are related to fulfilling the build-out requirements of the Alaska Plan.

FOOTNOTES

1)

Unless otherwise noted, highlights compare financial information for the three months ended March 31, 2025 to the same period in 2024. Liberty Broadband will discuss these highlights and other matters on Liberty Broadband's earnings conference call that will begin at 11:15 a.m. (E.T.) on May 7, 2025. For information regarding how to access the call, please see “Important Notice” later in this document.

2)

Liberty Broadband’s principal operating asset is GCI Holdings, LLC (“GCI” or “GCI Holdings”), Alaska's largest communications provider. Liberty Broadband also holds an interest in Charter Communications, Inc. ("Charter").

3)	For a definition of Adjusted OIBDA and Adjusted OIBDA margin and applicable reconciliations, see the accompanying schedules.

NOTES

LIBERTY BROADBAND FINANCIAL METRICS

(amounts in millions)	1Q24	1Q25
Revenue
GCI Holdings	$245	$266
Corporate and other	—	—
Total Liberty Broadband Revenue	$245	$266

Operating Income
GCI Holdings	$37	$56
Corporate and other	(9)	(13)
Total Liberty Broadband Operating Income	$28	$43

Adjusted OIBDA
GCI Holdings	$90	$111
Corporate and other	(5)	(12)
Total Liberty Broadband Adjusted OIBDA	$85	$99

Important Notice: Liberty Broadband (Nasdaq: LBRDA, LBRDK, LBRDP) will discuss Liberty Broadband’s earnings release on a conference call which will begin at 11:15 a.m. (E.T.) on May 7, 2025. The call can be accessed by dialing (877) 407-3944 or (412) 902-0038, passcode 13749437, at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertybroadband.com/investors/news-events/ir-calendar. Links to this press release and replays of the call will also be available on Liberty Broadband’s website.

This press release includes certain forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, capital expenditures, matters relating to Liberty Broadband’s equity interest in Charter and Charter’s buyback of common stock, Liberty Broadband’s participation in Charter’s buyback of common stock, expectations regarding Liberty Broadband’s combination with Charter and divesture of its GCI business and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Broadband, changes in law and government regulations, the availability of investment opportunities, general market conditions (including as a result of inflationary pressures) and the satisfaction of all conditions to the combination with Charter. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Broadband and about the risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Broadband (and certain of its subsidiaries) and GCI Holdings together with a reconciliation to that entity or such businesses’ operating income, as determined under GAAP. Liberty Broadband defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring and impairment charges. Further, this press release includes Adjusted OIBDA margin which is also a non-GAAP financial measure. Liberty Broadband defines Adjusted OIBDA margin as Adjusted OIBDA divided by revenue.

Liberty Broadband believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business' performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, Liberty Broadband views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Broadband’s management considers in assessing the results of operations and performance of its assets. Please see the tables below for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of GCI’s operating income to its Adjusted OIBDA for the three months ended March 31, 2024 and March 31, 2025.

GCI HOLDINGS ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	1Q24	1Q25
GCI Holdings Operating Income	$37	$56
Depreciation and amortization	50	53
Stock-based compensation	3	2
GCI Holdings Adjusted OIBDA	$90	$111

SCHEDULE 2

The following table provides a reconciliation of operating income (loss) calculated in accordance with GAAP to Adjusted OIBDA for Liberty Broadband for the three months ended March 31, 2024 and March 31, 2025.

LIBERTY BROADBAND ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	1Q24	1Q25
Liberty Broadband Operating Income	$28	$43
Depreciation and amortization	50	53
Stock-based compensation	7	3
Liberty Broadband Adjusted OIBDA	$85	$99
GCI Holdings	$90	$111
Corporate and other	(5)	(12)

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(unaudited)

	March 31,	December 31,
	2025	2024

	amounts in millions,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$226	163
Trade and other receivables, net of allowance for credit losses of $4 and $4, respectively	174	195
Prepaid and other current assets	397	65
Total current assets	797	423
Investment in Charter, accounted for using the equity method	13,060	13,057
Property and equipment, net	1,164	1,150
Intangible assets not subject to amortization
Goodwill	755	755
Cable certificates	550	550
Other	41	41
Intangible assets subject to amortization, net	401	411
Other assets, net	227	300
Total assets	$16,995	16,687

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$105	112
Deferred revenue	21	21
Current portion of debt, including $366 and zero measured at fair value, respectively	370	3
Other current liabilities	77	64
Total current liabilities	573	200
Long-term debt, net, including $1,584 and $1,897 measured at fair value, respectively	3,443	3,753
Obligations under tower obligations and finance leases, excluding current portion	71	72
Long-term deferred revenue	130	113
Deferred income tax liabilities	2,367	2,388
Preferred stock	200	201
Other liabilities	144	152
Total liabilities	6,928	6,879
Equity
Series A common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 18,252,413 and 18,251,013 at March 31, 2025 and December 31, 2024, respectively	—	—
Series B common stock, $.01 par value. Authorized 18,750,000 shares; issued and outstanding 2,006,305 and 2,007,705 at March 31, 2025 and December 31, 2024, respectively	—	—
Series C common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 123,071,777 and 123,022,488 at March 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	3,011	3,007
Accumulated other comprehensive earnings (loss), net of taxes	60	73
Retained earnings	6,980	6,712
Total stockholders' equity	10,052	9,793
Non-controlling interests	15	15
Total equity	10,067	9,808
Commitments and contingencies
Total liabilities and equity	$16,995	16,687

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Three months ended
	March 31,
	2025	2024

	amounts in millions,
	except per share amounts
Revenue	$266	245
Operating costs and expenses:
Operating expense (exclusive of depreciation and amortization shown separately below)	58	62
Selling, general and administrative, including stock-based compensation	112	105
Depreciation and amortization	53	50
	223	217
Operating income (loss)	43	28
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(40)	(51)
Share of earnings (losses) of affiliate	318	280
Gain (loss) on dilution of investment in affiliate	(18)	(28)
Realized and unrealized gains (losses) on financial instruments, net	(37)	76
Other, net	(2)	4
Earnings (loss) before income taxes	264	309
Income tax benefit (expense)	4	(68)
Net earnings (loss)	268	241
Less net earnings (loss) attributable to the non-controlling interests	—	—
Net earnings (loss) attributable to Liberty Broadband shareholders	$268	241
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$1.87	1.69
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$1.87	1.69

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Three months ended
	March 31,
	2025	2024

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$268	241
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	53	50
Stock-based compensation	3	7
Share of (earnings) losses of affiliate, net	(318)	(280)
(Gain) loss on dilution of investment in affiliate	18	28
Realized and unrealized (gains) losses on financial instruments, net	37	(76)
Deferred income tax expense (benefit)	(18)	44
Other, net	(1)	(1)
Change in operating assets and liabilities:
Current and other assets	37	39
Payables and other liabilities	(1)	—
Net cash provided by (used in) operating activities	78	52
Cash flows from investing activities:
Capital expenditures	(65)	(61)
Grant proceeds received for capital expenditures	16	15
Cash received for Charter shares repurchased by Charter	300	81
Other investing activities, net	6	(17)
Net cash provided by (used in) investing activities	257	18
Cash flows from financing activities:
Borrowings of debt	451	20
Repayments of debt, tower obligations and finance leases	(449)	(62)
Repurchases of Liberty Broadband common stock	—	(89)
Other financing activities, net	(1)	(1)
Net cash provided by (used in) financing activities	1	(132)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	336	(62)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	229	176
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$565	114